UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2022, BTCS Inc. (the “Company”) appointed Manish Paranjape as Chief Technology Officer of the Company. Since January 2019, Mr. Paranjape has been the Vice President of Technology and Research at Corra, a global digital agency. Prior to that, beginning in July 2013, Mr. Paranjape was the Director of Technology (U.S.) at Corra. Additionally, since March 2021, Mr. Paranjape has been the principal of Kilwar LLC (“Kilwar”), a software development consulting company.

Mr. Paranjape will receive a salary of $225,000 per year and will be eligible for a performance bonus in an amount and with milestones to be determined by the Board of Directors and the Compensation Committee with the target bonus being one half to two times his then base salary. Additionally, the Company has granted Mr. Paranjape 45,767 restricted stock units (“RSUs”). The RSUs shall vest as follows: (i) one fifth on February 22, 2023 and (ii) the remaining in 48 equal (monthly) increments, with each vesting tranche being subject to continued employment on such applicable vesting date.

Manish Paranjape, the Company’s Chief Technology Officer, was also granted the following long-term incentive restricted stock units (the “LTI RSUs”) with vesting terms set forth below:

●	40,046 LTI RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $100,000,000, and the time-based criteria set forth below are met;
●	40,046 LTI RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $150,000,000, and the time-based criteria set forth below are met;
●	40,046 LTI RSUs priced when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $200,000,000, and the time-based criteria set forth below are met; and
●	40,045 LTI RSUs when the Company’s market capitalization reaches and sustains a market capitalization for 30 consecutive days above $400,000,000, and the time-based criteria set forth below are met.

To the extent any market capitalization targets set forth above for Mr. Paranjape are achieved the RSUs will also be subject to the following five-year vesting schedule: 20% of the LTI RSUs which have met a market capitalization criteria will vest on the one-year anniversary of the grant date, and the remaining 80% of the LTI RSUs which have met a market capitalization criteria will vest monthly over the four years following the one year anniversary of the grant date.

In addition to the vesting criteria set forth above, while the Company is listed on the Nasdaq, the vesting and delivery of the shares of common stock underlying the LTI RSUs are subject to the receipt of shareholder approval approving an increase in the Plan or the creation of a new plan as required under Nasdaq rules.

Mr. Paranjape was not appointed pursuant to any arrangement or understanding with any person, and Mr. Paranjape does not have any family relationships with any directors or executive officers of the Company. From April 1, 2021 to February 15, 2022, the Company paid approximately $205,000 to Kilwar for its consulting services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: February 22, 2022	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer